Exhibit 99.1

Planet Green Holdings Corp. Enters Into Share Exchange Agreement

New York, N.Y., April 8, 2022 /PRNewswire/-- Planet Green Holdings Corp. (“Planet Green Holdings” or the “Company”) (NYSE American: PLAG) announced today that on April 8, 2022, the Company has entered into a Share Exchange Agreement with Allinyson Ltd. (“Allinyson”) and each shareholder of Allinyson (collectively “Allinyson Sellers”). Pursuant to the Share Exchange Agreement, the Company will acquire 100% of issued and outstanding equity interests of Allinyson. Allinyson is a company incorporated in the State of Colorado and owns subsidiaries in Hong Kong and China. It develops and operates online games, and generates substantially its revenue from selling advertising placements through major advertising platforms such as Meta Platforms and Fyber.

Pursuant to the Share Exchange Agreement, Planet Green Holdings will issue 7,500,000 shares of its common stock to the Allinyson Sellers in exchange for the transfer of 100% of their equity interests of Allinyson. The transaction is subject to closing conditions that are customary for transactions of this type.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information please contact:

Ms. Lili Hu Chief Financial Officer Phone: 718 799 0380 Email: hulili@planetgreenholdings.com